UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2024
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2024, the Board of Directors (the “Board”) of Nu Skin Enterprises, Inc. (the “Company”) appointed Mark A. Zorko as a director of the Company, increasing the size of the Board from eight to nine members. The Board also appointed Mr. Zorko to serve on the Board’s Audit Committee and its Nominating and Corporate Governance Committee.

Mr. Zorko will be compensated for his services as a director in accordance with the Company’s non-employee director compensation program as described in the Company’s 2024 Proxy Statement, with the amounts of his cash retainers and annual equity award for the current term pro-rated to 75% of the amounts disclosed in the Proxy Statement because he joined the Board approximately three months after the Company’s 2024 Annual Meeting of Stockholders. It also is expected that Mr. Zorko will enter into an indemnification agreement with the Company that is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and executive officers.

The Company does not have any reportable related-person transactions involving Mr. Zorko, and there are no arrangements or understandings between Mr. Zorko and any other person pursuant to which Mr. Zorko was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ James D. Thomas
James D. Thomas
Chief Financial Officer
Date: September 12, 2024